Exhibit 99.1

I, David B. Wortman, the Chairman of the Board, President and Chief Executive Officer of Made2Manage Systems, Inc., certify pursuant to 8 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that

(i)	the Annual Report on Form 10-K for the year ended December 31, 2002 (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

(ii)
the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Made2Manage Systems, Inc. as of the dates and for the periods set forth therein.

Date: February 25, 2003	/s/ David B. Wortman David B. Wortman Chairman of the Board, President and Chief Executive Officer

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Made2Manage Systems, Inc. and will be retained by Made2Manage Systems, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.